Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial and Accounting Officer
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of 5V Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jun Jiang, President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Jun Jiang
Jun Jiang
President (Principal Executive Officer and Principal Financial and Accounting Officer)
April 10, 2014

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.